As filed with the Securities and Exchange Commission on June 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-3973463
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1920 McKinney Avenue, 7th Floor

Dallas, Texas 75201

(972) 277-1136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Panna Sharma, Chief Executive Officer

Lantern Pharma Inc.

1920 McKinney Avenue, 7th Floor

Dallas, Texas 75201

(972) 277-1136

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Daniel K. Donahue, Esq.

Greenberg Traurig, LLP

18565 Jamboree Road, Suite 500

Irvine, California 92612

(949) 732-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 12, 2026

2,242,719 Shares of Common Stock

The selling stockholders identified in this prospectus may from time to time sell up to 2,242,719 shares of our common stock, representing shares issuable upon the exercise of warrants held by the selling stockholders, including warrants to purchase 2,135,923 shares of common stock at an exercise price of $2.27 per share and warrants to purchase 106,796 shares of common stock at an exercise price of $2.575 per share . These warrants were issued in connection with a private placement transaction consummated on May 14, 2026. We will not receive any proceeds from the sale, if any, of common stock by any selling stockholder, except for funds received from the exercise of warrants held by the selling stockholders, if and when exercised for cash. The selling stockholders will pay any underwriting discounts and commissions and transfer taxes incurred by the selling stockholder in disposing of the shares of our common stock.

The selling stockholders or their transferees, pledgees, assignees, or successors-in-interest may offer and sell or otherwise dispose of the shares of our common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 14 for more information about how a selling stockholder may sell or dispose of the shares of our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LTRN.” The last reported sale price of our common stock on the Nasdaq Capital Market on June 11, 2026, was $4.07 per share.

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully review and consider all of the information set forth in this prospectus and the documents incorporated by reference herein and therein, including the risks and uncertainties described under “Risk Factors” beginning on page 4 of this prospectus and the risk factors incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June      , 2026

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale from time to time by the selling stockholders identified in this prospectus under “Selling Stockholders” beginning on page 8, of up to 2,242,719 shares of our common stock issuable upon the exercise of the warrants held by the selling stockholders. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale, if any, of common stock by any selling stockholder, except for funds received from the exercise of warrants held by the selling stockholders, if and when exercised for cash

You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not authorized anyone to provide you with any information other than that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell our securities. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the offering of securities and the distribution of this prospectus outside the United States.

This prospectus includes or incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable.

This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find More Information.”

Unless otherwise indicated, the terms “Lantern Pharma,” “Company,” “we,” “us,” and “our” refer to Lantern Pharma Inc. and its wholly-owned subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights some of the information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should carefully consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus, together with all of the other information in this prospectus, including our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus, before investing in our securities.

We are an artificial intelligence (A.I.) focused company dedicated to developing cancer therapies and transforming the cost, pace, and timeline of oncology drug discovery and development. Our development portfolio includes three clinical stage oncology focused product candidates and consists of small molecules that others have tried, but failed, to develop into an approved commercialized drug, as well as new compounds that we are developing with the assistance of our proprietary A.I. platform and our biomarker driven approach. Our A.I. platform, known as RADR®, currently includes more than 200 billion data points, and uses big data analytics (combining molecular data, drug efficacy data, data from historical studies, data from scientific literature, phenotypic data from trials and publications, and mechanistic pathway data) and machine learning to rapidly uncover biologically relevant genomic signatures correlated to drug response, and then identify the cancer patients that we believe may benefit most from our compounds. We believe our data-driven, genomically-targeted and biomarker-driven approach allows us to pursue a transformational drug development strategy that identifies, rescues or develops, and advances potential small molecule drug candidates at what we believe is a fraction of the time and cost associated with traditional cancer drug development. On average, our newly developed drug programs have been advanced from initial A.I. insights to first-in-human clinical trials in two to three years and at approximately $1.0 to $2.5 million per program.

We have active clinical programs for our three lead small molecule drug candidates: LP-300, LP-184, and LP-284. These programs are focused on multiple important cancer indications, including both solid tumors and blood cancers. We have established a wholly-owned subsidiary, Starlight Therapeutics, to focus exclusively on the clinical development of our promising opportunities for central nervous system and brain cancers, many of which have no effective treatment options. We are also advancing an antibody-drug conjugate, or ADC, program focused on developing highly specific ADCs with highly potent drug-payloads.

In January 2026, we introduced with Zeta.ai (“Zeta”), a generative AI platform purpose-built to empower researchers and clinicians to accelerate rare cancer research and drug development, dramatically improve research quality, and reduce R&D costs. With Zeta’s multi-agentic architecture combines intelligent orchestration using a combination of proprietary knowledge bases and publicly available data with autonomous task completion to deliver a true “co-scientist” experience — one that brings the collective insight of thousands of domain experts, millions of publications, and billions of data points to address some of oncology’s most difficult challenges and disease subtypes.

Our strategy is to both develop new drug candidates using our RADR® platform and other machine learning driven methodologies, and to pursue the development of drug candidates that have undergone previous clinical trial testing or that may have been halted in development or deprioritized because of insufficient clinical trial efficacy or for strategic reasons by the owner or development team responsible for the compound. We intend to focus on historical drug candidates that appear to have been well-tolerated in many instances, and have considerable data from previous toxicity, tolerability and ADME (absorption, distribution, metabolism, and excretion) studies that have been completed. Our dual approach to both develop de-novo, biomarker-guided drug candidates and “rescue” historical drug candidates by leveraging A.I., recent advances in genomics, computational biology and cloud computing is emblematic of a new era in drug development that is being driven by data-intensive approaches meant to de-risk development and accelerate the clinical trial process. In this context, we are working to create and advance a diverse portfolio of oncology drug candidates for further development towards regulatory and marketing approval with the objective of establishing a leading A.I.-driven, methodology for treating the right patient with the right oncology therapy.

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As of March 1, 2026, we own or control over 200 active patents and patent applications across 20 patent families whose claims are directed to our drug candidates and what we plan to do with our drug candidates. We have in-licensed or acquired patents and patent applications from AF Chemicals and BioNumerik Pharmaceuticals that are directed to the compounds LP-184, LP-284, LP-100 and LP-300, and methods of using the compounds. Additionally, we have also filed patent applications to further enhance and extend the use of these compounds. Our patent families are directed to our drug candidates, their usage, manufacturing and other matters. These matters are essential to precision oncology and relate to: (a) data-driven, biologically relevant biomarker signatures, (b) patient selection and stratification approaches that rely on prediction of response derived from these signatures and, and (c) the ability to develop novel, combination therapy approaches with existing therapeutics.

Company Information

We were initially incorporated in the State of Texas in November 2013. In January 2020, we reincorporated in the State of Delaware. Our principal executive offices are located at 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201 and our telephone number is (972) 277-1136. Our website is www.lanternpharma.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

We own various trademarks, applications and unregistered trademarks in the United States and other commercially important markets, including our company name, our A.I. platforms (e.g. our RADR platform and our withZeta platform), and certain compounds in development. Our trademark portfolio is designed to protect the brands for our Company, our A.I. platform and our portfolio of compounds. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the symbols ® and ™, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 30, 2026, as amended by way of our Annual Report on Form 10-K/A for the year ended December 31, 2025, as filed with the SEC on April 30, 2026, as described in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus.

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THE OFFERING

The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus.

Common stock offered by selling stockholders	2,242,719 shares, representing shares issuable upon the exercise of warrants held by the selling stockholders.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. See “Use of Proceeds” for additional information.

Plan of Distribution	The selling stockholders will determine when and how they will sell our common stock covered by this prospectus. See the “Plan of Distribution” for additional information.

Risk factors	Investing in our securities involves a high degree of risk. You should carefully consider the information under “Risk Factors” in this prospectus and the other risks identified in the documents included or incorporated by reference in this prospectus before deciding to invest in our common stock.

NASDAQ Stock Market symbol	“LTRN”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risks, uncertainties and assumptions contained in this prospectus and also contained under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 30, 2026, or as revised or supplemented by subsequent filings, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering and Our Common Stock

We expect we will need additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms, or at all.

As of March 31, 2026, we had total assets of approximately $7.2 million and working capital of approximately $3.3 million. As of March 31, 2026, our working capital included approximately $6.3 million of cash, cash equivalents and marketable securities. On May 14, 2026, we closed on the sale of shares of our common stock and pre-funded warrants to purchase our common stock for the gross proceeds of $4.4 million, before deducting offering expenses and sales commissions. We believe that our cash, cash equivalents and marketable securities as of the date of this prospectus will be sufficient to fund our operating expenses and capital expenditure requirements until approximately the middle of the first quarter of 2027. We will need substantial additional capital to fund our operations beyond that time period, and if we are unable to raise capital when needed, we could be forced to delay, reduce or eliminate our drug development programs or commercialization efforts. We intend to seek additional funds through various financing sources, including additional sales of our equity securities. However, there can be no guarantees that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to further pursue our business plan and we may be unable to continue operations, in which case you may lose your entire investment.

Our ability to continue as a going concern is highly contingent on our ability to raise additional capital for ongoing research and development and clinical trials as we expect to continue incurring losses for the foreseeable future. The financial statements contained in our SEC reports incorporated by reference have been prepared assuming that we will continue as a going concern, and do not include any adjustments that may be necessary should we be unable to continue as a going concern. We have incurred, and we anticipate we will continue to incur, losses and generate negative operating cash flows and as such will require substantial additional funding in the near future to continue our research and development activities. These factors raise substantial doubt about our ability to continue as a going concern in the absence of obtaining substantial additional funding.

As an investor, you may lose all of your investment.

Investing in our common stock involves a high degree of risk. As an investor, you may never recoup all, or even part, of your investment and you may never realize any return on your investment. You must be prepared to lose all of your investment.

The market price of our shares may be subject to fluctuation and volatility.

You could lose all or part of your investment. The market price of our common stock is subject to wide fluctuations in response to various factors, some of which are beyond our control. The market price for our common stock varied between a high of $5.74 and a low of $1.11 in the twelve-month period ended May 31, 2026. The market price of our shares on the Nasdaq Capital Market may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

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●	general economic and market conditions and other factors, including factors unrelated to our operating performance, such adverse impact of tariffs and any trade war, rising inflation and disruptions at the FDA resulting from the new administration;

●	possible delays in the expected recognition of revenue due to lengthy and sometimes unpredictable product development and sales timelines;

●	the timing and success of introductions of new technologies, therapeutic approaches, product candidates and product marketing applications by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, customers or strategic partners;

●	the lack of market acceptance and sales growth for our drug candidates, if any, that receive marketing approval;

●	unanticipated safety concerns related to the use of our drug candidates;

●	competition from existing technologies and drugs or new technologies and drugs that may emerge;

●	changes in industry conditions or perceptions;

●	disputes and litigations related to intellectual properties, proprietary rights, and contractual obligations;

●	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;

●	our sale or proposed sale, or the sale by our significant stockholders, of our shares or other securities in the future;

●	changes in key personnel; and

●	the trading volume of our shares.

Future sales and issuances of our common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including advancing and commercializing our drug candidates, hiring additional personnel, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the reports incorporated by reference herein and therein contain forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following:

●	the existence of substantial doubt regarding our ability to continue as a going concern in the absence of obtaining substantial additional funding;

●	our ability to secure sufficient funding and alternative sources of funding to support our existing and proposed clinical trials, preclinical studies and other operations;

●	the potential advantages of our RADR® platform in identifying drug candidates and patient populations that are likely to respond to a drug candidate;

●	our strategic plans to advance the development of any of our drug candidates;

●	our strategic plans to advance our withZeta.ai platform;

●	our research and development efforts of our internal drug discovery and development programs and antibody drug conjugate (ADC) development program and the utilization of our RADR® platform to streamline the drug development process;

●	the initiation, timing, progress, and results of our preclinical studies or clinical trials for any of our drug candidates;

●	our intention to leverage artificial intelligence, machine learning and biomarker data to streamline the drug development process and to identify patient populations that would likely respond to a drug candidate;

●	our plans to discover and develop drug candidates and to maximize their commercial potential by advancing such drug candidates ourselves or in collaboration with others;

●	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our existing cash, cash equivalents and marketable securities;

●	our estimates regarding the potential market opportunity for our drug candidates we or any of our collaborators may in the future develop;

●	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

●	our expectations related to future expenses and expenditures;

●	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;

●	our ability to source our needs for skilled labor in the fields of artificial intelligence, genomics, biology, oncology and drug development; and

●	the impact of government laws and regulations on the development and commercialization of our drug candidates, AI platforms and ADC development program.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the heading “Risk Factors” and elsewhere in this prospectus and the reports incorporated by reference herein and therein. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the reports incorporated by reference herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in our forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus and the reports incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholders. All net proceeds from the sale of our common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their common stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the warrants to the extent that these warrants are exercised for cash by the selling stockholders. Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the warrants mentioned above were exercised for cash in full, the gross proceeds would be approximately $5.1 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes. We can make no assurances that any of the warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or the period in which they will be exercised.

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SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 2,242,719 shares of our common stock issuable upon the exercise of the warrants, which shares of common stock may be sold or otherwise disposed of by the selling stockholders.

The warrants were issued in connection with a registered direct offering by the Company of (i) 1,454,175 shares of common stock of the Company, at an offering price of $2.06 per share, and (ii) pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 681,748 shares of common stock of the Company at an offering price of $2.0599 (such registered direct offering, the “May 2026 Offering”). The closing of the May 2026 Offering occurred on May 14, 2026.

In a private placement concurrent with the May 2026 Offering, the Company issued to (i) the investors warrants to purchase up to 2,135,923 shares of common stock (the “Purchase Warrants”), at an exercise price of $2.27 per share, and (ii) to the placement agent, Rodman and Renshaw, LLC or its designees, warrants to purchase up to 106,796 shares of common stock (the “Placement Agent Warrants”), at an exercise price of $2.575 per share. The Purchase Warrants and the Placement Agent Warrants are exercisable commencing on November 14, 2026 and expire on November 14, 2031 and May 12, 2031, respectively. This prospectus covers an aggregate of up to 2,242,719 shares of our common stock issuable upon the exercise of the Purchase Warrants and Placement Agent Warrants.

The below table sets forth certain information with respect to each selling stockholder, including (a) the shares of our common stock beneficially owned by such selling stockholder prior to this offering, (b) the number of shares of our common stock being offered by such selling stockholder pursuant to this prospectus and (c) such selling stockholder’s beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the selling stockholders) are sold to third parties in this offering.

The table is based on information supplied to us by the selling stockholders. Except as set forth in the footnotes to the table, beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the number of shares beneficially owned by a selling stockholder, shares of common stock subject to derivative securities held by that selling stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after May 31, 2026, are deemed outstanding for purposes of such selling stockholder, but not for any other selling stockholder. The selling stockholder’s percentage ownership in the table below is based on 12,758,872 shares of our common stock outstanding as of May 31, 2026.

Because the shares offered pursuant to this prospectus are issuable upon the exercise of Purchase Warrants that do not become exercisable until November 14, 2026, the shares offered hereby, and included in the column in the table below captioned “Shares of Common Stock Offered Under this Prospectus,” are not included in the column in the table below captioned “Beneficially Owned Before Offering.”

The selling stockholders may sell all, some or none of their shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which we filed this prospectus, the selling stockholders may have sold, transferred or disposed of shares of common stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” beginning on page 14.

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	Beneficially Owned Before Offering			Shares of Common Stock Offered		Beneficially Owned After Offering(1)
Name of Selling Stockholders	Number		Percentage	Under this Prospectus		Number	Percentage
Funds managed by Empery Asset Management, LP(2)	1,742,164		9.99%	1,941,748		1,742,164	9.99%
GPG LPI Investment, LLC	549,754	(3)	4.31%	97,087		549,754	3.66%
Donald Jeffrey Keyser, Ph.D.	163,166	(4)	1.27%	48,544		163,166	1.08%
Lee Schalop, M.D.	65,543	(5)	*	48,544		65,543	*
Augustus Trading LLC	—		*	46,857	(6)	—	*
David Dinkin	—		*	41,918	(7)	—	*
Wilson Drive Holdings LLC	—		*	18,021	(8)	—	*

●	Less than one percent

(1)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the selling stockholders to third parties.

(2)	The shares of common stock shown to be beneficially owned by Empery Asset Management, LP above consist of (i) 700,656 shares of common stock held by Empery Asset Master, LTD (“EAM”), (ii) 232,046 shares of common stock held by Empery Tax Efficient, LP (“ETE”), (iii) 127,714 shares of common stock held by Empery Tax Efficient III, LP (“ETE III” and collectively with EAM and ETE, the “Empery Funds”), (iv) 450,456 shares of common stock issuable upon exercise of Pre-Funded Warrants issued to EAM, (v) 149,185 shares of common stock issuable upon exercise of Pre-Funded Warrants issued to ETE, and (vi) 82,107 shares of common stock issuable upon exercise of Pre-Funded Warrants issued to ETE III. The shares of common stock registered for resale pursuant to this Registration Statement consist of (i) 1,282,985 shares of common stock issuable upon exercise of Purchase Warrants issued to EAM, (ii) 424,907 shares of common stock issuable upon exercise of Purchase Warrants issued to ETE, and (iii) 233,856 shares of common stock issuable upon exercise of Purchase Warrants issued to ETE III. The Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%. The number of shares of common stock listed in columns 2, 4 and 5 above do not reflect such beneficial ownership limitation, but the percentages set forth in columns 3 and 6 above do give effect to such beneficial ownership limitation. Empery Asset Management, LP, the authorized agent of each of the Empery Funds, has discretionary authority to vote and dispose of the shares held by the Empery Funds and may be deemed to be the beneficial owner of these shares. Ryan Lane, in his capacity as the chief investment officer of Empery Asset Management, LP, may also be deemed to have investment discretion and voting power over the shares held by the Empery Funds. Each of the Empery Funds and Mr. Lane each disclaim any beneficial ownership of these shares. The principal address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, New York 10020.

(3)	The shares of common stock shown to be beneficially owned before this offering consist of (i) 97,087 shares of common stock held by GPG LPI Investment, LLC. Gilbert G. Garcia II is the manager of GPG LPI Investment, LLC and may be deemed to have voting and investment power with respect to such shares of common stock. The principal address of GPG LPI Investment, LLC is 5910 North Central Expy, Suite 1400, Dallas, Texas 75206.

(4)	The shares of common stock shown to be beneficially owned before this offering consist of (i) 94,303 shares of common stock held by Dr. Keyser and (ii) 68,863 shares of common stock subject to options granted to Dr. Keyser that are exercisable within 60 days. Dr. Keyser presently serves as a member of the Board of Directors of the Company. The address for Dr. Keyser is 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201.

(5)	The shares of common stock shown to be beneficially owned before this offering consist of (i) 48,544 shares of common stock held by Dr. Schalop and (ii) 16,999 shares of common stock subject to options granted to Dr. Schalop that are exercisable within 60 days. Dr. Schalop presently serves as a member of the Board of Directors of the Company. The address for Dr. Schalop is 1920 McKinney Avenue, 7th Floor, Dallas, Texas 75201.

(6)	The shares of common stock offered by the selling stockholder represent shares issuable upon exercise of a placement agent warrant received by Rodman and Renshaw, LLC, the placement agent in the Company’s May 2026 Offering. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaim any beneficial ownership of these securities. The address for the selling stockholder is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

(7)

The shares of common stock offered by the selling stockholder represent shares issuable upon exercise of a placement agent warrant received by Rodman and Renshaw, LLC, the placement agent in the Company’s May 2026 Offering. The selling stockholder is an associated person of Rodman and Renshaw, LLC. The address for the selling stockholder is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

(8)

The shares of common stock offered by the selling stockholder represent shares issuable upon exercise of a placement agent warrant received by Rodman and Renshaw, LLC, the placement agent in the Company’s May 2026 Offering. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Mr. Schwabe is an associated person of Rodman and Renshaw, LLC. The address for the selling stockholder is 600 Lexington Avenue, 32nd Floor, New York, New York 10022.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and by-laws are summaries, are not intended to be complete and are qualified in their entirety by reference to such certificate of incorporation and by-laws, copies of which have been filed as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

As of the date hereof, we are authorized to issue up to 25,000,000 shares of common stock, par value $0.0001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. As of the date of this prospectus, there are 12,759,146 shares of common stock issued and outstanding.

Voting Rights

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights.

Economic Rights

Except as otherwise expressly provided in our certificate of incorporation or required by applicable law, all shares of common stock will have the same rights and privileges and rank equally, share ratably, and be identical in all respects for all matters, including those described below.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

No Preemptive or Similar Rights

The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Pre-Funded Warrants

As part of our May 2026 Offering, we sold to investors Pre-Funded Warrants to purchase up to 681,748 shares of common stock at an offering price of $2.0599 per Pre-Funded Warrant. Each Pre-Funded Warrant entitles the holder to purchase one share of common stock at the nominal exercise price of $0.0001 per share. The Pre-Funded Warrants were immediately exercisable and will remain exercisable at any time until all of the Pre-Funded Warrants are exercised in full.

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Preferred Stock

As of the date hereof, we are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 per share which may be issued in the future in one or more classes or series within a class. As of the date hereof, we have not authorized the issuance of any class or series of preferred shares, and there are no preferred shares outstanding.

Preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Directors’ authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Stock Options

As of the date of this prospectus, 1,479,398 shares of common stock were issuable upon the exercise of outstanding stock options, at a weighted-average exercise price of $5.16 per share.

Warrants

As of the date of this prospectus, we had outstanding warrants (excluding the Pre-Funded Warrants) to purchase up to 2,242,719 shares of our common stock at a weighted average exercise price of $2.28 per share.

Anti-Takeover Provisions

Certain provisions of Delaware law, our certificate of incorporation and our bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law (Section 203). In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

●	the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, within three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of our company.

Certificate of Incorporation and By-law Provisions

Our certificate of incorporation and by-laws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our board of directors or management team, including the following:

●	Board of Directors Vacancies. Except as otherwise required by law and subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, our certificate of incorporation and our by-laws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of our board of directors and will promote continuity of management.

●	Stockholder Action; Special Meeting of Stockholders. Subject to the rights of the holders of any series of preferred stock and provided that we have registered our common stock under Section 12 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or we are required to file reports with the SEC under Section 15(d) of the Exchange Act, our certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. As a result, a holder controlling a majority of our capital stock would not be able to amend our certificate of incorporation, by-laws or remove directors without holding a meeting of our stockholders called in accordance with our by-laws. Our certificate of incorporation further provides that special meetings of our stockholders may be called only by (i) our board of directors or (ii) by the Secretary following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 25% of the voting power of the then outstanding capital stock pursuant to the procedures set forth in the by-laws, thus prohibiting a stockholders representing less than 25% of voting power from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

●	Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide for advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our by-laws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

●	No Cumulative Voting. The Delaware General Corporation Law provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

●	Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by the stockholders, to issue shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

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Exclusive Forum By-Laws Provision

Under Section 7.06 of our By-Laws, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers or other employees to us or to our stockholders; (b) any action asserting a claim against us arising pursuant to the Delaware General Corporation Law (“DGCL”) or certificate of incorporation or our by-laws; or (c) or any action asserting a claim against us that is governed by the internal affairs doctrine.

The forum selection provision is intended to apply “to the fullest extent permitted by applicable law” to the above-specified types of actions and proceedings, including, to the extent permitted by the federal securities laws, to lawsuits asserting both the above-specified claims and federal securities claims. However, application of the forum selection provision may in some instances be limited by applicable law. Section 27 of the Exchange Act provides: “The district courts of the United States ... shall have exclusive jurisdiction of violations of the Exchange Act or the rules and regulations thereunder, and of all suits in equity and actions at law brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder.” As a result, the forum selection provision will not apply to actions arising under the Exchange Act or the rules and regulations thereunder. It could apply, however, to a suit that falls within one or more of the categories enumerated in the exclusive forum provision and asserts claims under the Securities Act, inasmuch as Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act, and our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of such shares of common stock will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of common stock will be borne by the selling stockholders. The selling stockholders may offer and sell such shares of common stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of common stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:

●	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	directly to a limited number of purchasers or to a single purchaser;
●	through agents;
●	by delayed delivery contracts or by remarketing firms;
●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
●	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
●	block trades in which the broker-dealer attempts to sell the shares of common stock covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;
●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
●	through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);
●	a combination of any such method of sale; or
●	any other method permitted pursuant to applicable law.

In connection with distributions of the shares of common stock covered by this prospectus or otherwise, the selling stockholders may:

●	sell such shares of common stock:

○	in one or more transactions at a fixed price or prices, which may be changed from time to time;
○	at market prices prevailing at the times of sale;
○	at prices related to such prevailing market prices; or
○	at negotiated prices;

●	sell such shares of common stock:

○	on a national securities exchange;
○	in the over-the-counter market; or
○	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

●	enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of common stock covered by this prospectus, which they may in turn resell; and
●	pledge the shares of common stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

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The selling stockholders may also resell all or a portion of the shares of common stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

If underwriters are used in the sale of any shares of common stock covered by this prospectus, such shares of common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of common stock covered by this prospectus may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. As applicable, we will describe in each accompanying prospectus the name of the underwriter(s) and the nature of any such relationship(s).

The shares of common stock covered by this prospectus may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus. Unless the prospectus states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the agents, under agreements between us and the agents.

Agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers, as their agents in connection with the sale of securities. These agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the agents may be treated as underwriting discounts and commissions. Each accompanying prospectus will identify any such agent and describe any compensation received by them from us.

In connection with sales of shares of common stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell the shares of common stock covered by this prospectus short and the selling stockholders may deliver shares of common stock to close out short positions and to return borrowed shares of common stock in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock covered by this prospectus to broker-dealers that in turn may sell such shares of common stock, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock covered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, general or limited partners or stockholders pursuant to the registration statement on Form S-1, of which this prospectus forms a part, by delivering a prospectus. To the extent that such members, general or limited partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or stockholders that are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of shares of common stock covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.

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In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of common stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of common stock by the selling stockholders.

The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of common stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of common stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of common stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.

The securities laws of some states may require the selling stockholders to sell the shares of common stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of common stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of common stock to engage in market-making activities with respect to such shares of common stock. All of the foregoing may affect the marketability of the shares of common stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.

If any selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of common stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:

●	the number of shares of common stock involved in the arrangement;
●	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of common stock, as required;
●	the proposed selling price to the public;
●	any discount, commission or other underwriting compensation;
●	the place and time of delivery for the shares of common stock being sold;
●	any discount, commission or concession allowed, reallowed or paid to any dealers; and
●	any other material terms of the distribution of the shares of common stock.

In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of common stock covered by this prospectus, we will file an amendment to the registration statement on Form S-1, of which this prospectus forms a part, or a supplement to this prospectus, if required.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Irvine, California.

EXPERTS

The consolidated balance sheets of Lantern Pharma Inc. and Subsidiaries as of December 31, 2025 and 2024, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information and reports we file with it. This means that we can disclose important information to you by referring to another document. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC automatically updates and supersedes this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus , and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (other than the portions thereof deemed to be furnished to the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) until we terminate the offering of these securities:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 30, 2026;

●	our Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2025, which was filed with the SEC on April 30, 2026;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, which was filed with the SEC on May 15, 2026;

●	our Current Report on Form 8-K, which was filed with the SEC on May 15, 2026;

●	the description of our common stock in our Form 8-A12B, which was filed with the SEC on June 8, 2020, as updated by “Description of Capital Stock” filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any amendments or reports filed for the purpose of updating this description; and

●	all documents we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering made by way of this prospectus .

To the extent that any statement in this prospectus is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus, the statement in this prospectus shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus or the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to our various filings made with the SEC.

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You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Lantern Pharma Inc.

1920 McKinney Avenue, 7th Floor

Dallas, Texas 75201

(972) 277-1136

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act (SEC File No. 333- ) that registers the securities offered hereby. The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference therein, contains additional relevant information about the securities and our Company, which we are allowed to omit from this prospectus pursuant to the rules and regulations of the SEC. In addition, we file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available free of charge on the investor SEC filings tab of our website at www.lanternpharma.com. We have not incorporated by reference into this prospectus the information on our website and it is not a part of this document.

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2,242,719 Shares of Common Stock

PRELIMINARY PROSPECTUS

The date of this prospectus is          , 2026

PART II

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows. With the exception of the filing fee for the Securities Exchange Commission, all amounts are estimates.

SEC registration fee	$1,207.91
Legal fees and expenses	25,000.00
Accounting fees and expenses	12,500.00
Transfer Agent and registrar fees	1,000.00
Miscellaneous expenses	1,000.00
Total	$40,707.91

Item 14. Indemnification of Directors and Officers

The Company’s certificate of incorporation and by-laws provides that the Company’s directors and officers will be indemnified by us to the fullest extent permitted by the Delaware law against all expenses incurred in connection with their service for or on behalf of the Company.

In addition, the Company’s certificate of incorporation provides that the personal liability of the Company’s directors and officers for monetary damages will be eliminated to the fullest extent permitted by Delaware law.

The Company has entered into indemnification agreements with the members of the Company’s board of directors and officers, each an “indemnitee.” Each indemnification agreement requires the Company to indemnify each indemnitee as described above. The Company also, among other things, agreed to advance costs and expenses subject to the condition that an indemnitee will reimburse the indemnitor for all amounts paid if a final judicial determination is made that the indemnitee is not entitled to be so indemnified under applicable law.

The indemnification provisions in the Company’s certificate of incorporation and by-laws and the indemnification agreements may be sufficiently broad to permit indemnification of the Company’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Company has procured directors’ and officers’ liability insurance.

Item 15. Recent Sales of Unregistered Securities

During the year ended December 31, 2024, the Company issued 21,313 shares of common stock for aggregate proceeds of $66,710, relating to the exercise of warrants that were expiring. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. We believe the offer, sale and issuance of the securities were exempt from registration under the Securities Act (or Regulation D promulgated thereunder) by virtue of Section 4(a)(2) of the Securities Act because the issuance of securities to the recipient did not involve a public offering. The recipient of the securities represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock issued in this transaction. The sale of the securities was made without any general solicitation or advertising.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit No.		Description
3.1	(a)	Certificate of Conversion (Texas)
3.2	(a)	Certificate of Conversion (Delaware)
3.3	(a)	Certificate of Incorporation
3.4	(b)	Certificate of Amendment to Certificate of Incorporation
3.5	(b)	Amended and Restated Certificate of Incorporation
3.6	(a)	By-laws
3.7	(p)	Amendment No. 1 to By-laws
3.8	(t)	Amendment No. 2 to By-laws
4.1	(d)	Specimen Stock Certificate evidencing shares of common stock
4.2	(k)	Description of Capital Stock
4.3	(v)	Form of Pre-Funded Common Stock Purchase Warrant
4.4	(v)	Form of Purchase Warrant
4.5	(v)	Form of Placement Agent Warrant
5.1	*	Legal Opinion of Greenberg Traurig, LLP
10.1	(v)	Securities Purchase Agreement
10.1+	(l)	Second Amended and Restated 2018 Equity Incentive Plan dated October 20, 2022
10.2+	(m)	Amendment to Second Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan
10.3+	(a)	Employment Agreement dated July 23, 2018 with Panna Sharma
10.4+	(f)	Amendment to Employment Agreement dated May 18, 2020 with Panna Sharma
10.5+	(c)	Employment Agreement dated May 18, 2020 with David Margrave
10.6+	(o)	Amendment to Employment Agreement with Kishor Bhatia dated December 28, 2023
10.7+	(o)	Amendment to Employment Agreement with David Margrave dated December 28, 2023
10.8+	(a)	Form of Indemnification Agreement
10.9	(u)	ATM Sales Agreement, dated July 3, 2025, by and between Lantern Pharma Inc. and ThinkEquity LLC
10.10#	(a)	Technology License Agreement dated January 15, 2015, with AF Chemicals, LLC
10.11#	(a)	Assignment Agreement dated as of January 5, 2018 with BioNumerik Pharmaceuticals, Inc.
10.12#	(a)	Addendum to Technology License Agreement dated February 8, 2016, with AF Chemicals, LLC
10.13+	(c)	Employment Agreement dated May 18, 2020 with Kishor G Bhatia
10.14	(g)	API Services Project Agreement dated July 10, 2020 with Patheon API Service
10.15#	(h)	Second Addendum to Technology License Agreement dated December 30, 2020 with AF Chemicals, LLC
10.16	(n)	Additional Amendment to Second Amended and Restated Lantern Pharma Inc. 2018 Equity Incentive Plan
10.17+	(q)	Amendment to Employment Agreement with Kishor Bhatia dated January 1, 2025
10.18+	(r)	Amendment to Employment Agreement with Panna Sharma dated December 28, 2023
21.1	(s)	List of Subsidiaries
23.1	*	Consent of EisnerAmper LLP, independent registered public accounting firm
23.2	*	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on the signature page)
107	*	Filing Fee Table

(a) Incorporated by reference from the Registration Statement on Form S-1 filed April 16, 2020.

(b) Incorporated by reference from Current Report on Form 8-K filed June 17, 2020.

(c) Incorporated by reference from the Registration Statement on Form S-1/A filed May 19, 2020.

(d) Incorporated by reference from the Registration Statement on Form S-1/A filed May 12, 2020.

(e) Incorporated by reference from Current Report on Form 8-K filed August 21, 2020.

(f) Incorporated by reference from the Registration Statement on Form S-1/A filed June 8, 2020.

(g) Incorporated by reference from Quarterly Report on Form 10-Q for the period ending September 30, 2020.

(h) Incorporated by reference from the Registration Statement on Form S-1 filed January 8, 2021.

(i) Incorporated by reference from Exhibit 1.1 of the Registration Statement on Form S-1/A filed May 19, 2020.

(j) Incorporated by reference from Exhibit 10.17 of Annual Report on Form 10-K filed March 10, 2021.

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(k) Incorporated by reference from Exhibit 4.3 of Annual Report on Form 10-K filed March 10, 2021.

(l) Incorporated by reference from Annual Report on Form 10-K filed March 20, 2023.

(m) Incorporated by reference from Exhibit A to Registrant’s Definitive Proxy Statement filed April 28, 2023.

(n) Incorporated by reference from Exhibit A to Registrant’s Definitive Proxy Statement filed April 29, 2024.

(o) Incorporated by reference from Annual Report on Form 10-K filed March 18, 2024.

(p) Incorporated by reference from Current Report on Form 8-K filed on May 24, 2024.

(q) Incorporated by reference from Annual Report on Form 10-K filed March 27, 2025.

(r) Incorporated by reference from Form 10-K/A filed April 30, 2025.

(s) Incorporated by reference from Annual Report on Form 10-K filed March 30, 2026.

(t) Incorporated by reference from Current Report on Form 8-K filed July 29, 2025.

(u) Incorporated by reference from Current Report on Form 8-K filed July 3, 2025.

(v) Incorporated by reference from Current Report on Form 8-K filed on May 14, 2026.

+ Indicates a management control or any compensatory plan, contract or arrangement.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the Mark) because the identified confidential portions (i) are not material and (ii) are of the type that the Registrant treats as private and confidential.

* Filed herewith.

(b) Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 12, 2026.

Lantern Pharma Inc.

By:	/s/ Panna Sharma
Panna Sharma
Chief Executive Officer (Principal Executive Officer)

Each person whose signature appears below constitutes and appoints Panna Sharma and David R. Margrave and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-1, any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Panna Sharma	President, Chief Executive Officer and Director	June 12, 2026
Panna Sharma	(Principal Executive Officer)

/s/ David R. Margrave	Chief Financial Officer	June 12, 2026
David R. Margrave	(Principal Financial and Principal Accounting Officer)

/s/ Donald J. Keyser
Donald J. Keyser, Ph.D.	Chairman of the Board	June 12, 2026

/s/ Vijay Chnadra
Vijay Chandru, Ph.D.	Director	June 12, 2026

/s/ Maria Maccecchini
Maria Maccecchini, Ph.D.	Director	June 12, 2026

/s/ Lee T. Schalop
Lee T. Schalop, M.D.	Director	June 12, 2026

/s/ David S. Silberstein
David S. Silberstein, Ph.D.	Director	June 12, 2026

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